UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 25, 2016

Wal-Mart Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Southwest 8th Street
Bentonville, Arkansas 72716-0215
(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:
(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) As previously reported by Wal-Mart Stores, Inc. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2015 (the “Initial Form 8-K”), on October 8, 2015, M. Brett Biggs was appointed Executive Vice President and Chief Financial Officer of the Company, effective January 1, 2016. This Current Report on Form 8-K/A is being filed as an amendment to the Initial Form 8-K to provide information regarding Mr. Biggs’ compensation in connection with his new position.
On January 25, 2016, the Compensation, Nominating and Governance Committee (the “CNGC”) of the Company’s Board of Directors approved the terms of Mr. Biggs’ compensation for the fiscal year ending January 31, 2017 (“fiscal 2017”). For fiscal 2017, Mr. Biggs will receive an annual salary of $850,000, subject to annual adjustment. Mr. Biggs will also be eligible for an annual cash incentive under the Company’s Management Incentive Plan (the “MIP”), based on performance criteria to be established by the CNGC. For fiscal 2017, Mr. Biggs’ target cash incentive payment under the MIP will be 200% of his base salary, with a maximum possible payout of 250% of his base salary.
Mr. Biggs will also be eligible to receive an annual equity award, generally consisting of a combination of restricted stock and performance share units. As part of Mr. Biggs’ annual equity award, on January 25, 2016, the CNGC approved an annual award of 11,820 restricted shares of Company common stock, par value $0.10 per share (“Common Stock”), which will vest on approximately the third anniversary of the date of grant, provided that Mr. Biggs continues to be employed by the Company through that vesting date. Also on January 25, 2016, as the remainder of Mr. Biggs’ annual equity award, the CNGC approved an award of 35,461 performance share units, which provide the right to receive shares of Common Stock if certain performance goals to be established by the CNGC are achieved over a three-year performance period, provided also that Mr. Biggs remains employed by the Company over this three-year period. On January 25, 2016, Mr. Biggs also received two additional awards of performance share units in connection with his promotion. The first additional award of performance share units consisted of 25,692 performance share units and will vest on January 31, 2017, assuming certain performance goals to be established by the CNGC are achieved. The second additional award of performance share units consisted of 26,171 performance share units and will vest on January 31, 2018, assuming certain performance goals to be established by the CNGC are achieved.

Item 9.01. Financial Statements and Exhibits.
None.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 29, 2016

WAL-MART STORES, INC.

By:	/s/ Gordon Y. Allison
	Name:	Gordon Y. Allison
	Title:	Vice President and General Counsel, Corporate Division